GRANT SHERMAN APPRAISAL LIMITED

April 20, 2009

Lihua International Inc.
Houxing Five-star Industry District
Danyang City
Jiangsu Province
China

Attention: Mr. Roy Yu, Chief Financial Officer

Dear Sir,

RE: Letter of Consent for the filing of the Form S-1

We hereby consent to the reference in the Registration Statement on Form S-1, as amended, by Lihua International, Inc. (the "Registrant"), to the valuation report prepared by our firm under the heading "Managements' Discussion and Analysis – Critical Accounting Policies - Share-Based Payments." By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules promulgated thereunder by the Securities and Exchange Commission.

Yours faithfully,
GRANT SHERMAN APPRAISAL LIMITED

Keith Yan
Managing Director

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